Know all by these presents, that the undersigned  hereby constitutes  and appoints  each of Sharon Levine of SEMrush Holdings, Inc.  (the "Company") and Jared Fine, Lauren  Schwarzenholzer, and Nathan Needle  of Goodwin  Procter LLP, the Company's  outside counsel, as the undersigned's true and lawful attorney-in-fact to:

(1)         execute for and on behalf of the undersigned, in the undersigned's capacity  as an officer and/or director of the Company, (i) Form ID, including  any attached  documents, to effect the assignment  of codes to the undersigned to be used in the transmission  of information to the United  States Securities and Exchange  Commission  using the EDGAR  System, as well as any "update passphrase" confirmation  requests in connection  with such EDGAR codes.   (ii) Forms 3, 4 and 5, (iii) Schedule  13D, (iv) Schedule  13G and (v) amendments of each thereof, in accordance  with Section  16(a) of the Securities Exchange  Act of 1934, as amended, and the rules thereunder;

(2)         do and perform  any and all acts for and on behalf of the undersigned which may be necessary  or desirable  to complete  and execute any such Form  3, 4 or 5, Schedule  13D. Schedule  13G  or any amendments  thereto and timely file such form with the United
States Securities  and Exchange  Commission  and any stock exchange  or similar authority;
and

(3)         take any other action of any type whatsoever  in connection  with the foregoing  which, in the opinion  of such attorney-in-fact, may be of benefit to, in the best interest of,  or legally required  by, the undersigned, it being understood  that the documents  executed by such attorney-in-fact on behalf of the undersigned pursuant  to this Power of Attorney  shall be in such form and shall contain  such terms and conditions  as such attorney-in-fact may approve  in such attorney-in-fact's  discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform  any and every act and thing whatsoever  requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes  as the undersigned might or could do if personally  present, with full power of substitution  or revocation, hereby ratifying  and confirming  all that such attorney-in-fact, or such attorney-in-fact's  substitute  or substitutes,  shall lawfully do or cause to be done by virtue of this Power of Attorney  and the rights and powers herein granted.  The undersigned acknowledges  that the foregoing  attorneys-in-fact, in serving in such capacity  at the request of the undersigned, are not assuming, nor is the Company  assuming, any of the undersigned's responsibilities to comply with Section  16  or Regulation  13D-G of the Securities Exchange  Act of 1934,
as amended.  The undersigned  hereby agrees to indemnify the attorney-in-fact and the Company  from and against any demand, damage, loss,  cost or expense arising from any false or misleading  information provided  by the undersigned to the attorney-in-fact.

This Power of Attorney  shall remain in full force and effect until the undersigned  is no longer required to file Forms 3, 4 and 5  with respect to the undersigned's holdings  of and transactions  in securities  issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing  attorneys-in-fact.  This Power of Attorney  may be filed with the United  States Securities and Exchange  Commission  as a confirming  statement  of the authority  granted herein.  This Power of Attorney  supersedes  any prior power of attorney  in connection  with the undersigned's capacity  as an officer and/or director of the Company.   This Power of Attorney  shall expire as to any individual
attorney-in-fact if such attorney-in-fact ceases to be an executive  officer of the Company.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of 2/25, 2021.

/s/ Trynka Shineman Blake
____________________________________
Trynka Shineman Blake